EXHIBIT 32.1
CERTIFICATION REQUIRED BY
RULE 13a-14(b) OF THE SECURITIES EXCHANGE ACT OF 1934
SECTION 1350 CERTIFICATION
In connection with the Quarterly Report of Origen Financial, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officers, Ronald A. Klein and W. Anderson Geater, Jr., hereby certify pursuant to 18 U.S.C. Section 1350, that, to their knowledge:
(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.
Dated: August 15, 2005

/s/ Ronald A. Klein

Ronald A. Klein, Chief Executive Officer
Dated: August 15, 2005

/s/ W. Anderson Geater, Jr.

W. Anderson Geater Jr., Chief Financial Officer